Exhibit 32.1

Certification by the Chief Executive Officer Pursuant to 18 U. S. C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Kevin Mansell, Chairman, President and Chief Executive Officer of Kohl’s Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge, on the date of this Certification:

1.	This Annual Report on Form 10-K/A of the Company for the annual period ended January 29, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	That the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 13, 2011

/s/ Kevin Mansell
Kevin Mansell
Chairman, President and Chief Executive Officer
(Principal Executive Officer)